Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FIRST QUARTER RESULTS WITH
REVENUE UP 19%; EBITDA UP 21%

CHESTER, WV – May 7, 2004 – MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the first quarter ended March 31, 2004.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the quarter increased 19% to $75.7 million compared to $63.6 million for the first quarter of 2003.  EBITDA grew at a faster rate, by 21%, to $13.1 million compared to $10.9 million in the first quarter of 2003.  For the 2004 quarter, the increase in cost of gaming, which impacts EBITDA, includes approximately $1 million more than the first quarter of 2003 for gaming taxes that resulted directly from Mountaineer surpassing the slot revenue threshold that triggers an increased tax rate one month earlier this year.

Net income was $3.0 million or $.11 per diluted share compared to $3.3 million or $.12 per diluted share in the first quarter of last year.  First quarter 2004 results also included higher interest expense related to the Company’s $130 million Senior Notes offering that closed in late March of 2003 as well as increased depreciation from additional facilities, equipment and the acquisition of Scioto Downs.

Net win from slot operations at Mountaineer rose 18% to $64.5 million, producing net win-per-day-per-machine of $220 based on an average of 3,220 machines for the current quarter, compared to $202 with an average of 3,000 machines in the first quarter of 2003.  EBITDA at Mountaineer increased 17% to $14.8 million in the first quarter of 2004 from $12.6 million in the first quarter of 2003.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We are pleased to start the year with a strong quarter, highlighted by higher revenues from gaming, parimutuel, food, beverage and lodging, and other revenues, as well as a 21% increase in EBITDA and a solid EBITDA margin of 17.3%.”

Other Operational and Development Highlights for the First Quarter of 2004

•                  The Company acquired Binion’s Horseshoe Hotel & Casino, a landmark property in downtown Las Vegas, and entered into a Joint Operating License Agreement with an affiliate of Harrah’s.  The facility reopened on April 1st as scheduled and is currently hosting the 35th Annual World Series of Poker, which began April 22nd and runs through May 28th.

•                  The Pennsylvania Commonwealth Court affirmed the July 17, 2003 unanimous decision of the Racing Commission to reinstate the Company’s license to build Presque Isle Downs.   An applicant for a racing license has sought review in the Pennsylvania Supreme Court.  The Company will move forward with its development plans once the matter is resolved.

-more-

MTR Gaming Group, Inc.

May 7, 2004

•                  Mountaineer entered new long-term agreements with the Horsemen’s Benevolent and Protective Association (through December 31, 2006) and the union representing its parimutuel clerks (through November 30, 2008).  These agreements are statutory prerequisites to renewal of racing and video lottery licenses.

Mr. Arneault concluded, “We remain optimistic about MTR’s near and long-term business prospects at the Company’s existing properties.  In addition, we feel strongly that the Binion’s transaction complements and enhances our existing businesses and will be accretive to fiscal 2004 revenues, EBITDA and earnings per share.  We remain focused on expansion efforts in Pennsylvania and Minnesota, in line with our strategy to diversify and leverage our expertise by building or acquiring other middle-market gaming and/or parimutuel businesses.”

Financial Guidance

The Company also reiterated its previously announced financial guidance for fiscal 2004, including total revenues of $323-335 million, EBITDA of $59-62 million and net income of $15-17 million.  The Company’s guidance assumes that (i) there will be no material new competition; (ii) the Commonwealth Court’s decision upholding Presque Isle Downs’ license will not be overturned; and (iii) no material changes in economic conditions, West Virginia gaming or tax laws or world events.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call and webcast focusing on the financial results and recent corporate developments at 11:00 a.m. ET on Friday, May 7, 2004.  Interested parties may participate in the call by dialing 973-317-5319 – please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Horseshoe Hotel & Casino in Las Vegas, Nevada, which the Company operates jointly with an affiliate of Harrah’s; and holds a license (judicial challenge pending) to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel racing in Erie, Pennsylvania.  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically guidance concerning the results for 2004.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to weather conditions or road conditions impeding access to Mountaineer, adverse changes in West Virginia video lottery laws or the rates of taxation of video lottery operations, legalization of new forms of gaming in the Company’s target markets, which would lead to increased competition, general economic conditions affecting the resort business, dependence upon key personnel and the ability to attract new personnel, changes in the number of diluted shares, leverage and debt service, expiration or non-renewal of gaming licenses, costs associated with maintenance and expansion of Mountaineer Park’s infrastructure to meet the demands attending increased patronage, costs and risks attending construction, expansion of operations, continued dependence on Mountaineer for the vast majority of our revenues, disruption in developing our planned Pennsylvania operations and other facilities we may expand and/or acquire, extensive regulation by gaming and racing authorities, regulatory approval of our building plans for Presque Isle Downs and closing on the real property currently under option for the project, environmental laws and potential exposure to environmental liabilities, limited public market and liquidity, shares eligible for future sale, and successful cross-marketing of the Company’s Ohio and planned Pennsylvania  operations with Mountaineer, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera (212) 836-9610
lbarbera@equityny.com
Loren G. Mortman (212) 836-9604

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31
	2004	2003
Revenues
Gaming	$66,460,000	$56,340,000
Parimutuel commissions	2,208,000	1,746,000
Food, beverage and lodging	5,412,000	4,582,000
Other	1,615,000	934,000

Total revenues	75,695,000	63,602,000
Less promotional allowances	(1,106,000)	(1,155,000)
Net revenues	74,589,000	62,447,000

Costs of revenue
Cost of gaming	40,281,000	33,921,000
Cost of parimutuel commissions	1,971,000	1,587,000
Cost of food,beverage and lodging	4,300,000	3,718,000
Cost of other revenue	2,022,000	1,353,000

Total cost of revenues	48,574,000	40,579,000

Gross Profit	26,015,000	21,868,000

Selling, general and administrative expenses:
Marketing and promotions	2,189,000	1,604,000
General and administrative	10,722,000	9,390,000
Depreciation and amortization	4,943,000	4,188,000

Total selling, general and administrative expenses	17,854,000	15,182,000

Operating income	8,161,000	6,686,000

Loss on disposal of Reno property	—	(18,000)
Interest income	61,000	29,000
Interest expense	(3,429,000)	(1,471,000)

Income before benefit/(provision) for income taxes	4,793,000	5,226,000
Benefit/(Provision) for income taxes	(1,774,000)	(1,900,000)

Net Income	$3,019,000	$3,326,000

EPS basic	0.11	0.12
EPS fully diluted	0.11	0.12

Basic shares	28,176,534	27,703,291
Fully diluted shares	28,691,097	28,482,304

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended
	March 31 2004	March 31 2003
Net Revenues:
Mountaineer Park	$70,855,000	$59,996,000
Scioto Downs	872,000	—
Speakeasy-Las Vegas	2,646,000	2,403,000
Binion’s	213,000	—
Speakeasy-Reno	—	48,000
Corporate	3,000	—
Consolidated	$74,589,000	$62,447,000

EBITDA:
Mountaineer Park	$14,807,000	$12,605,000
Scioto Downs	(493,000)	—
Speakeasy-Las Vegas	291,000	63,000
Binion’s	212,000	—
Speakeasy-Reno	—	(249,000)
Corporate	(1,713,000)	(1,545,000)
Consolidated	$13,104,000	$10,874,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME TO EBITDA

(unaudited)

	Three Months Ended		Financial Guidance
	March 31 2004	March 31 2003	Year Ending December 31, 2004
Mountaineer Park:
Operating income	$10,801,000	$8,879,000
Depreciation and amortization	4,006,000	3,726,000
EBITDA	$14,807,000	$12,605,000

Scioto Downs:
Operating income	$(712,000)	—
Depreciation and amortization	219,000	—
EBITDA	$(493,000)	—

Speakeasy-Las Vegas:
Operating income	$0	$(258,000)
Depreciation and amortization	291,000	321,000
EBITDA	$291,000	$63,000

Binion's
Operating income	$84,000	—
Depreciation and amortization	128,000	—
EBITDA	$212,000	—

Speakeasy-Reno:
Operating income	—	$(268,000)
Depreciation and amortization	—	19,000
EBITDA	—	$(249,000)

Corporate:
Operating income	$(2,012,000)	$(1,667,000)
Depreciation and amortization	299,000	122,000
EBITDA	$(1,713,000)	$(1,545,000)

Consolidated:
Operating income	$8,161,000	$6,686,000	$37,000,000-40,000,000
Depreciation and amortization	4,943,000	4,188,000	22,000,000
EBITDA	$13,104,000	$10,874,000	59,000,000-62,000,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	March 31 2004	December 31 2003
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$21,483,000	$26,796,000
Restricted cash	1,391,000	820,000
Accounts receivable, net of allowance for doubtful accounts of $152,000 for 2004 and 2003	4,654,000	6,957,000
West Virginia state lottery commission receivable	2,217,000	859,000
Inventory	2,685,000	2,664,000
Deferred financing costs	1,412,000	1,412,000
Prepaid taxes	3,071,000	3,071,000
Deferred income taxes	1,176,000	1,176,000
Other current assets	3,081,000	2,745,000
Total current assets	41,170,000	46,500,000

Property:
Land	19,155,000	13,286,000
Building	162,044,000	148,050,000
Equipment and automobiles	74,066,000	67,579,000
Furniture and fixtures	15,405,000	15,221,000
Construction in progress	8,718,000	11,045,000
	279,388,000	255,181,000
Less accumulated depreciation	(59,547,000)	(55,375,000)
	219,841,000	199,806,000

Other assets:

Goodwill	1,492,000	1,492,000
Intangibles	15,594,000	13,789,000
Note receivable	2,210,000	2,215,000
Deferred income taxes	2,256,000	2,256,000
Deferred financing costs, net of current portion	5,898,000	6,052,000
Deposits and other	9,048,000	8,431,000
	36,498,000	34,235,000
	$297,509,000	$280,541,000

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liablities:
Accounts payable	$3,357,000	$4,591,000
Accrued payroll and payroll taxes	5,009,000	2,340,000
Accrued tax liability	1,774,000	—
Accrued interest payable	6,482,000	3,296,000
Accrued liabilities	7,356,000	6,136,000
Current portion of capital leases	4,452,000	5,125,000
Current portion of long-term and other debt	356,000	975,000
Total current liabilites	28,786,000	22,463,000

Long-term and other debt, less current portion	140,275,000	133,295,000
Capital lease obligations, net of current portion	1,043,000	1,799,000
Long-term deferred compensation	3,507,000	3,127,000
Deferred income taxes	14,216,000	14,216,000
	187,827,000	174,900,000

Shareholders' equity:
Common stock	—	—
Paid in capital	59,756,000	58,469,000
Retained earnings	49,926,000	47,172,000
Total shareholders' equity	109,682,000	105,641,000
	$297,509,000	$280,541,000

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